SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             ECO SOIL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                  NEBRASKA                                 47-0709577
           (State of incorporation                      (I.R.S. Employer
              or organization)                         Identification No.)


        10890 THORNMINT ROAD, SUITE 200
         SAN DIEGO, CALIFORNIA 92127                          92127
    (Address of principal executive offices)                (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

                          Common Stock, $.005 par value
                                (Title of class)


Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not Applicable


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         On November 8, 1996, Eco Soil, Inc. (the "Company") filed a Registration Statement registering 3,450,000 shares of its Common Stock, $.005 par value, on Form SB-2 (File No. 333-15883) (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This summary description of the Company's Common Stock is qualified in its entirety by reference to the Registration Statement, which is hereby incorporated berein by reference.


ITEM 2.  EXHIBITS

3.1 Articles of Incorporation, as amended (incorporated by reference to the Company's Registration Statement on Form SB-2, dated November 8, 1996).

3.2 Bylaws, as amended (incorporated by reference to the Company's Registration Statement on Form SB-2, dated November 8, 1996).

4.1 Specimen Form of the Common Stock Certificate (incorporated by reference to the Company's Registration Statement on Form SB-2, dated November 8, 1996).


SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       ECO SOIL SYSTEMS, INC.

Date:  January 13, 1997

                                       By /s/ William B. Adams
                                              William B. Adams
                                              Chief Executive Officer


                           EXHIBIT INDEX


EXHIBIT      DESCRIPTION OF EXHIBIT                                    PAGE
NUMBER


3.1          Articles of Incorporation, as amended
             (incorporated by reference to the Company's
             Registration Statement on Form SB-2, dated
             November 8, 1996).

3.2 Bylaws, as amended (incorporated by reference to the Company's Registration Statement on Form
             SB-2, dated November 8, 1996).

4.1          Specimen Form of the Common Stock
             Certificate (incorporated by reference to the Company's Registration Statement on Form
             SB-2, dated November 8, 1996).